EXHIBIT 10.3

PINELAND LEASE

BASIC LEASE INFORMATION AND DEFINITIONS

Lease Date:	July 7, 2003

Tenant:	Energy East Management Corporation

Tenant’s Address:	Corporate Drive, Kirkwood Industrial Park

Binghamton, New York, 13902

Landlord:	October Corporation

Landlord’s Address:	Three Canal Plaza

Portland, ME 04101

Managing Agent:	CB Richard Ellis-Boulos Property Management

One Canal Plaza

Portland, ME 04101

(Phone: 207-871-1290)

Leased Premises:	Approximately 60,913 square feet of rentable area (the “Leased Premises”) being all of the buildings known as Durham Hall and Freeport Hall located at 52 and 70 Farm View Drive, respectively as shown on the plan attached to the Lease as Exhibit A (the “Buildings”) in the complex known as Pineland, New Gloucester, Maine as shown on the plan attached to the Lease as Exhibit A-1 (“Pineland”). Notwithstanding the fact that certain water, sewer and storm water facilities and/or infrastructure serving Pineland may not be located within the boundaries of Pineland as depicted on Exhibit A-1 attached hereto, all such facilities and/or infrastructure are hereby included in the Pineland complex. Landlord and Tenant agree that the Leased Premises shall be deemed to contain approximately 60,913 square feet of rentable area. The Buildings shall be deemed to contain 60,913 square feet of rentable area. Pineland shall be deemed to contain approximately 262,252 square feet of rentable area. Included within the Leased Premises is the right to use the common entrances, hallways, restrooms, elevators, walkways and stairways in the Buildings and the sidewalks, driveways, parking areas and access roads located in Pineland in common with the Landlord and others who are entitled to use the same.

Lease Term:	One hundred twenty (120) calendar months, (plus the partial calendar month, if any, immediately following the Commencement Date) commencing the earlier to occur of September 1, 2003 or the date Landlord sends Tenant a notice to the effect that Landlord has substantially completed all of

Landlord’s Work described in Exhibit B which is attached hereto and incorporated herein, which notice shall be binding and conclusive upon Tenant in the absence of bad faith (the “Commencement Date”) and ending at 5:00 p.m. on the last day of the 120th full calendar month, subject to adjustment and earlier termination as provided in the Lease. Rent shall commence on the Commencement Date, as established. Substantially completed, as used in this paragraph, is defined to mean entirely completed except for minor items such as touch-up and finishing, the completion of which will not unreasonably interfere with Tenant’s normal business operations in the Leased Premises. At the request of either party, after the Commencement Date has been determined, the parties shall execute a Certificate of Lease Commencement Date substantially in the form of Exhibit D hereto.

Base Rent:	Base Rent at a rate per square foot of rentable area (“RSF”) per year, payable in monthly installments, as follows:

Months	Annual Rental Rate	Monthly Installment
Commence Date – 12 13 – 24 25 – 36 37 – 48 49 – 60 61 – 72 73 – 84 85 – 96 97 – 108 109 – 120	$12.00 per RSF $12.36 per RSF $12.73 per RSF $13.11 per RSF $13.51 per RSF $13.91 per RSF $14.33 per RSF $14.76 per RSF $15.20 per RSF $15.66 per RSF	$60,913.00 $62,740.39 $64,618.54 $66,547.45 $68,577.89 $70,608.32 $72,740.27 $74,922.99 $77,156.47 $79,491.47

Utility Reimbursement	Tenant shall pay for all charges for electricity associated with Tenant’s use of the Leased Premises, including without limitation, electricity for lights, heat, air conditioning, ventilation, and power, and telephone or other communication services used, rendered or supplied upon or in connection with the Leased Premises. In the event the Leased Premises are not separately metered for any one or more of these services, Tenant shall pay to Landlord, on a monthly basis, the cost of such services as shall be reasonably determined by Landlord.

Base Year for Common Area Maintenance Expenses:	2003

Security Deposit:	$60,913.00

Rent:	Base Rent, Excess Common Area Maintenance Expenses, Utility Reimbursement and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	Said Leased Premises shall be used only for general business offices of Tenant.

Tenant’s Proportionate Buildings’ Share:	100%, which is the percentage obtained by dividing (i) the 60,913 square feet of rentable area in the Leased Premises by (ii) the total 60,913 square feet of rentable area in the Buildings.

Tenant Proportionate Pineland Share:	23.23%, which is the percentage obtained by dividing (i) the 60,913 square feet of rentable area in the Lease Premises by (ii) the total 262,252 of rentable area in Pineland.

Landlord Build Out:	Landlord will build out the Leased Premises in accordance with the terms of Exhibit “B,” in the manner shown in Exhibit “B-1”, and will bear the cost of such build-out, provided the same shall not exceed $913,695, or $15.00 per SF (the “Construction Allowance”). In accordance with the terms of Exhibit “B”: (i) Tenant shall pay the Excess Cost if the build out costs more than the Construction Allowance, and (ii) if the build out costs less than the Construction Allowance, Tenant may apply the difference toward other expenditures related to the Leased Premises. This section is intended to be a summary of Exhibit “B” and does not change or add to the terms of the Lease.

THE FOREGOING BASIC LEASE INFORMATION AND DEFINITIONS IS INCORPORATED INTO AND MADE A PART OF THE LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE, INCLUDING THE BASIC LEASE INFORMATION AND DEFINITIONS AND ALL EXHIBITS, REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT REGARDING THE PREMISES. TENANT ALSO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS TENANT DEEMS APPROPRIATE. IN THE EVENT ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE THEN THE LEASE SHALL CONTROL.

WITNESS:	LANDLORD:
OCTOBER CORPORATION

/s/ Elizabeth C. Flaherty	By:	/s/ Owen W. Wells
Owen W. Wells
Its President

TENANT:
ENERGY EAST MANAGEMENT
CORPORATION

/s/ Kenneth Jasinski	By:	/s/ Wesley W. von Schack
Printed Name: Wesley W. von Schack
/s/ Richard R. Benson		Its: President & CEO

LEASE

BY

OCTOBER CORPORATION

TO

ENERGY EAST MANAGEMENT CORPORATION

THIS LEASE AGREEMENT is made this 7th day of July, 2003, by and between October Corporation, a Maine nonprofit corporation with a place of business at Portland, Maine (hereinafter referred to as “Landlord”), and Energy East Management Corporation, a Delaware corporation with an office located at Pineland, New Gloucester, Maine, (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

1. Leased Premises. Landlord leases to Tenant, in consideration of the Rent to be paid by Tenant and subject to the terms and conditions set forth herein, (including, without limitation, those terms and conditions set forth in Exhibits A, A-1, B, B-1, C and D attached hereto and incorporated herein), the Leased Premises.

2. Commencement and Term.

(a) The term of this Lease shall commence on the Commencement Date and shall be the Lease Term, unless earlier terminated by mutual agreement of the parties or as otherwise provided in this Lease.

(b) Prior to the Commencement Date, certain improvements to the Leased Premises shall be completed in accordance with the terms of Exhibit B and B-1 attached hereto and made a part hereof. Any Construction Allowance provided for in Exhibit B-1 shall be due only during the original Lease Term.

(c) Landlord agrees that Tenant may take possession of and occupy a portion of the Leased Premises prior to the Commencement Date with the prior approval of the Landlord, which approval shall not be unreasonably withheld, delayed, or conditioned, provided Tenant pays Landlord a pro rata portion of Base Rent in advance of such occupancy and otherwise agrees to abide by the applicable terms of this Lease. Such early occupancy by the Tenant shall not constitute an acceptance of the Leased Premises in toto, nor shall such early occupancy constitute the Commencement Date of this Lease.

3. Rent. Tenant covenants and agrees to pay to Landlord c/o its Managing Agent or at such other place as Landlord shall from time to time designate in writing, during the Lease Term, the Base Rent and, if applicable, the Utility Reimbursement, without holdback or set-off, in advance on the first day of each calendar month during the Lease Term. Other Rent shall be paid, without holdback or set-off, in accordance with the terms of this Lease. If any payment of Rent is received by Landlord more than ten (10) days after the date when such payment is due, a late charge of five percent (5%) of the past due payment shall be assessed, due and payable immediately and without notice.

4. Security Deposit. Upon the execution of this Lease, Tenant agrees to pay to Landlord the Security Deposit, which shall be held by Landlord throughout the Lease Term, as a security deposit for the faithful performance of all of Tenant’s obligations hereunder. Landlord shall have the right to apply all or any part of such deposit to the curing of any default that may then exist without prejudice to any other remedy which Landlord may have on account thereof. Whenever and as often as said Security Deposit is so used by Landlord to cure any such default, Tenant shall, within ten (10) days after Landlord’s request therefor, deposit additional funds with Landlord sufficient to restore the Security Deposit to its original amount. Tenant shall not be entitled to interest on said Security Deposit. Landlord shall remit the Security Deposit to Tenant within ten (10) days following the expiration of the Lease Term.

5. Common Area Maintenance Expenses.

(a) Landlord and Tenant acknowledge and agree that the terms of this Paragraph 5 are intended to fairly reimburse the Landlord for increases in Common Area Maintenance Expenses (defined below) relating to the Buildings and the Pineland Remainder (defined below) so the Landlord’s return on its capital investment is not diminished by increases in such Common Area Maintenance Expenses, and that these provisions are not intended to: (i) serve as a profit center for the Landlord, (ii) authorize inefficient procurement of goods, services, or improvements, (iii) authorize the imposition of costs, taxes, and expenses other than those relating specifically to the operation, as opposed to the ownership, of the Buildings and the Pineland Remainder as a first-class professional office complex, and\or (iv) authorize unfair, inequitable, or inconsistent treatment among tenants, except to the extent individual tenants negotiate changes to the Landlord’s standard lease terms and conditions.

(b) In addition to the Base Rent, Tenant shall also pay to Landlord as Additional Rent hereunder Tenant’s share of the amount of any increase in any calendar year in the total of all Common Area Maintenance Expenses incurred by Landlord in connection with: (i) the Buildings, and (ii) the remainder of Pineland (excluding the Buildings) (hereinafter, the “Pineland Remainder”), over and above the Common Area Maintenance Expenses in the Buildings and the Pineland Remainder, respectively, incurred by Landlord during the Base Year. Tenant’s share of such increase shall be (i) with respect to any increase in Common Area Maintenance Expenses in the Buildings, “Tenant’s Proportionate Buildings’ Share”, and (ii) with respect to any increase in Common Area Maintenance Expenses in the Pineland Remainder, “Tenant’s Proportionate Pineland Share” (hereinafter sometimes referred to collectively as “Tenant’s Proportionate Shares”). Prior to the start of each calendar year or as soon thereafter as possible, Landlord shall furnish the Tenant with a statement showing an estimate of all of said Common Area Maintenance Expenses for the Buildings and the Pineland Remainder to be paid by Landlord for that year and the amount by which such estimate exceeds the Base Year expenses. Tenant shall pay to Landlord Tenant’s Proportion Shares of such estimated excess, which shall not exceed 105% (except for increases related to real estate taxes, electricity, fuel, insurance, and snow removal costs, for which no such cap shall apply) of Tenant’s Proportionate Share of the actual Common Area Maintenance Expenses for the Buildings or the Pineland Remainder (as appropriate) for the prior year in equal monthly installments, on the first day of each and every month throughout each such calendar year. Within a reasonable period of time following the end of each calendar year during the Lease Term (but no later than six (6) months thereafter), Landlord shall submit to Tenant a statement showing actual Common Area

Maintenance Expenses incurred by Landlord during the preceding year for the Buildings and the Pineland Remainder (the “Statement(s)”). In the event that actual excess Common Area Maintenance Expenses for the Building and/or the Pineland Remainder exceed the estimated excess Common Area Maintenance Expenses for such year, Tenant shall pay to Landlord, as additional Rent hereunder, Tenant’s share (as determined above) of such excess not to exceed 105% (except for increases related to real estate taxes, electricity, fuel, insurance and snow removal costs, for which no such cap shall apply) of Tenant’s Proportionate Share of the actual Common Area Maintenance Expenses for the Buildings or the Pineland Remainder (as appropriate) for the prior year, such amount to be paid within thirty (30) days after the date of receipt of the statement of actual Common Area Maintenance Expenses. If the actual excess Common Area Maintenance Expenses are less than the estimated excess Common Area Maintenance Expenses for the Buildings and/or the Pineland Remainder for such year, and Tenant is not in default of any material terms of this Lease, an amount equal to Tenant’s Proportionate Share of such difference shall be applied against the installment of Base Rent next falling due. Tenant shall have ninety (90) days following receipt of said Statement(s) to contest the validity of, or verify the accuracy of said Statement(s). Thereafter, the Statement(s) shall be conclusively deemed correct. No rights to contest or to verify shall be available to Tenant if Tenant is in default of any of its monetary obligations hereunder. If Tenant disputes such Statement(s), Tenant shall so notify the Landlord in writing stating that Tenant, or a third party representative, shall inspect and copy the Landlord’s accounting and other records of amounts set forth in the Statement. Tenant’s review of such records shall take place in the Landlord’s Office in Portland, Maine or at the Pineland Facility, and Landlord will provide the Tenant and its representatives with reasonable accommodations for such review and reasonable use of available office equipment, phone, and copier, at no charge. Landlord shall provide the Tenant with reasonable documentation supporting all expenses on the Statement(s) as Tenant may request, including any prior audit conducted by the Landlord for the year in question.

(c) Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges and agrees that: (i) only actual Common Area Maintenance Expenses relating to the Building will be used in calculating Tenant’s Proportionate Buildings’ Share pursuant to subsection (a), above, (ii) only actual Common Area Maintenance Expenses relating to the Pineland Remainder will be used in calculating Tenant’s Proportionate Pineland Share pursuant to subsection (a), above, and (iii) under no circumstances will any actual item of expense or cost be used in both calculations.

(d) In the event the rentable area of Pineland Remainder during the Base Year or any other calendar year during the Lease Term is less than one hundred percent (100%) occupied, then Common Area Maintenance Expenses for Pineland Remainder for the Base Year or other such calendar year shall be “grossed up” to the amount of Common Area Maintenance Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or such calendar year if the rentable area of Pineland Remainder had been one hundred percent (100%) occupied for the entirety of such year with all tenants paying full rent (as contrasted with free rent, half rent, or the like) during such Base Year or other such calendar year and such projections shall be consistently applied. Only those components of Common Area Maintenance Expenses in Pineland Remainder that are affected by variations in occupancy levels shall be grossed up pursuant to this clause.

(e) For purposes of this Paragraph 5, “Common Area Maintenance Expenses” shall mean all expenses and disbursements of every kind which Landlord pays or incurs in connection with the ownership, operation, maintenance, repair, replacement and security of the Buildings and the Pineland Remainder, respectively, including but not limited to, the following:

(i) All salaries, wages, fringe benefits, payroll taxes and worker’s compensation insurance premiums related thereto of and for Landlord’s or its Managing Agent’s employees engaged in the operation, repair, replacement, maintenance or security of the Buildings and the Pineland Remainder, as reasonably determined by Landlord;

(ii) All costs, including monies paid to utility companies, the Town of New Gloucester, and any other entities, of furnishing HVAC and hot water to the Leased Premises, as reasonably determined by Landlord;

(iii) All costs, including monies paid to utility companies, the Town of New Gloucester and any other entities, of furnishing electricity to the common areas of Pineland Remainder, and water and sewer services to the Buildings and Pineland Remainder, as reasonably determined by Landlord;

(iv) All costs of any insurance carried by Landlord related to the Buildings and Pineland Remainder or its operation, as reasonably prorated by Landlord;

(v) All costs, including material and equipment costs, for common area cleaning and janitorial services, trash removal from the Pineland Remainder, and for window cleaning, as reasonably determined by Landlord;

(vi) All costs of maintaining the Buildings and Pineland Remainder, including the operation and repair of elevators, heating, air-conditioning and hot water equipment and any other common Buildings and the Pineland Remainder equipment and all other repairs and replacements necessary to keep the Buildings and the Pineland Remainder in the same condition as at the Commencement Date;

(vii) All costs of snow removal, ice treatment, and ground maintenance (including landscaping) relating to the Buildings and the Pineland Remainder, as reasonably determined by Landlord;

(viii) All costs of the management of the Buildings and the Pineland Remainder, as reasonably prorated by the Landlord;

(ix) All costs of acquiring, maintaining, repairing and replacing all tools, equipment, supplies and materials used in the operation, maintenance, repair, replacement and security of the Buildings and the Pineland Remainder, as reasonably determined by Landlord;

(x) All costs of service and supply contracts relating to services and supplies referred to in subparagraphs (i) through (ix) hereinabove and relating in any way to the operation, maintenance and management of the Buildings and the Pineland Remainder by Landlord, as reasonably prorated by Landlord; and

(xi) All taxes, betterments and assessments assessed and levied against the Buildings and the Pineland Remainder (which shall include personal property to the extent that elevators, heating and air-conditioning equipment, or similar Buildings or the Pineland Remainder appurtenances for the use and benefit of all of the occupants of the Buildings and the Pineland Remainder are classified as personal property for tax purposes and to the extent that any personal property, such as computers and other business equipment is used by the Landlord or its Property Manager in the operation of the Buildings and the Pineland Remainder), as reasonably determined by Landlord (“Real Estate Taxes”). In the event Landlord is required to pay to any taxing authority any amount as sales tax, gross receipt tax, or any tax of like nature specifically measured as a percentage of, or fraction of, or other factors based upon the rent payable hereunder (whether in lieu of, or in addition to real estate taxes) then such amounts shall be treated as Real Estate Taxes hereunder. Further, if the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed on the Buildings and the Pineland Remainder and/or Landlord in substitution for real estate taxes presently levied or imposed, then any such new tax or levy shall be included within the term “Real Estate Taxes” and the provisions of this Paragraph shall apply.

(f) Notwithstanding anything in the definition of “Common Area Maintenance Expenses” in this Lease to the contrary, Common Area Maintenance Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:

(i) Any ground lease rental;

(ii) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”);

(iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased rather than rented, would constitute a Capital Item which is specifically excluded in (ii) above;

(iv) Costs incurred by Landlord for the repair of damage to the Buildings or the Pineland Remainder to the extent the Landlord is, or should be, reimbursed by insurance proceeds;

(v) Costs, including permit, license, and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Pineland Remainder or incurred in renovating or otherwise improving, decorating, painting, or redecorating vacant space for tenants or other occupants of Pineland Remainder;

(vi) Depreciation, amortization, and interest payments as determined in accordance with generally accepted accounting principles, consistently applied;

(vii) Marketing costs, including without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease, and/or assignment negotiations and transactions with Tenant or present or prospective tenants or other occupants of the Pineland Remainder;

(viii) Expenses in connection with services or other benefits that are not offered to Tenant or for which Tenant is charged for directly, but which are provided to another tenant or occupant of the Pineland Remainder;

(ix) Costs incurred by Landlord due to the violation by Landlord or any other tenant of the Pineland Remainder of the terms and conditions of any lease of space in the Pineland Remainder;

(x) Interest, principal, points, and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Buildings or the Pineland Remainder;

(xi) Landlord’s general corporate overhead and general and administrative expenses;

(xii) The cost of any electric power used by any tenant in the Pineland Remainder in excess of the stipulated standard amounts, or electric power costs for which any tenant directly contracts with the local public service company or of which any tenant is separately metered or submetered and pays Landlord directly;

(xiii) Costs incurred in connection with upgrading the Buildings and/or the Pineland Remainder to comply with life, fire, and safety codes, ordinances, statutes or other laws including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance except for regular maintenance, repair and inspection of such;

(xiv) Tax penalties incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(xv) Costs arising from the negligence or fault of other tenants or Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired, or engaged by Landlord or its agents, including without limitation, the selection of materials in the Buildings and/or in the Pineland Remainder;

(xvi) Any and all costs arising from the presence of hazardous materials or substances (as defined by applicable federal, state, or local law, rule or regulation or judicial decision) in or about the Buildings or the Pineland Remainder including, without limitation, hazardous substances in the ground water or soil, not placed in the Pineland Remainder or the Buildings by Tenant;

(xvii) Costs arising from defects in the base, shell, or core of the Buildings or any other building situated on the Pineland Remainder, as well as any improvements installed by Landlord or repair thereof;

(xviii) Costs (including in connection therewith all attorneys’ fees and costs of settlement or judgments and payments in lieu thereof) arising from claims, disputes, or potential disputes in connection with potential or actual claims, litigation, or arbitrations pertaining to Landlord, the Buildings and/or the Pineland Remainder, except as the actions of the Tenant may be in issue;

(xix) Costs associated with the operation of the business of the entity that constitutes the Landlord as the same is distinguished from the costs of operating the Buildings or the Pineland Remainder, including corporate accounting and legal matters, costs of defending any lawsuits with, or claims by, any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interest in the Buildings or the Pineland Remainder, costs of any disputes between Landlord and its employees (if any) not engaged in operations at the Buildings or the Pineland Remainder, or outside fees of any kind paid in connection with disputes with other tenants;

(xx) Any other expenses or costs that, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by landlords of comparable buildings or property. In the event the cost of a repair exceeds fifty percent (50%) of the remaining book value of such unit of property, such repair shall be considered a capital expense.

(xxi) Any and all costs associated with the operation of the Athletic Center, the Commons and the Conference Center, all as shown on Exhibit A-1 attached hereto.

(g) In addition to Tenant’s rights as set forth in subparagraph 5(b) above, in the event Tenant’s independent auditor(s) and/or any regulatory bodies having jurisdiction over the Tenant initiate an audit, Tenant shall have the right to inspect and audit the books and records of the Landlord, for a period of up to three (3) years immediately preceding the calendar year for which Landlord delivers the most recent Common Area Maintenance Expenses statement, to verify that Tenant’s payment of Common Area Maintenance Expenses comport with the terms and conditions of this Lease, as well as to comply with any legal and regulatory requirements binding upon the Tenant. In no event shall Tenant be entitled to conduct an audit or inspection for a period earlier than three (3) years prior to the year in which Landlord delivers the most recent Common Area Maintenance Expense statement. Such audit or inspection may be performed by Tenant or its employees and\or Tenant’s independent auditor(s), as well as by such regulatory bodies having jurisdiction over the Tenant and their representatives. The location of any such audit or inspection will be as specified in subparagraph 5(b) above. Landlord shall provide reasonable cooperation and assistance in connection with any such audit or inspection, including such cooperation and assistance specified in subparagraph 5(b) above; provided, however, that if Tenant requests more than one (1) audit or inspection pursuant to this subparagraph (f) in a calendar year, Tenant shall bear the cost of copying charges and Landlord’s reasonable labor charges associated with such second audit or inspection.

6. Holdover. If Tenant continues to occupy the Leased Premises at the completion of the Lease Term, such continued occupancy shall be deemed a tenancy-at-will under the terms and conditions stated herein and shall be subject to a Base Rent equal to 150% of the Base Rent applicable at the end of the Lease Term until Tenant shall vacate the Leased Premises. Nothing contained in this Paragraph shall be deemed to constitute consent by Landlord to such occupancy or holdover by Tenant.

7. Hazard Insurance. It is acknowledged and understood by the parties hereto that such insurance for fire and extended coverage as Landlord purchases with respect to the Buildings, Pineland and the Leased Premises shall be for the sole benefit of Landlord, and that such insurance shall not cover any personal property, trade fixtures, leasehold improvements, and other appurtenances located in the Leased Premises, and that in the event of damage to or loss of any such items, Landlord shall have no obligation to repair or replace same. Notwithstanding anything contained in Paragraph 16(a) hereof to the contrary, Tenant does hereby expressly release Landlord of and from and agrees to indemnify, hold harmless, and defend Landlord from any and all claims for damages or loss to any such items regardless of the cause thereof, including, without limitation, damage or loss due to theft, water, fire, explosion, sewer back up or any other hazard regardless of the cause thereof, except as and to the extent the foregoing arise from, or are attributable to, the willful misconduct of the Landlord, its employees, agents, or contractors. Notwithstanding anything contained in paragraph 16(a) hereof to the contrary, Landlord shall not be liable for any damage or loss resulting from business interruption at the Buildings and the Leased Premises arising out of or incident to the occurrence of any of the perils which can be covered by a business interruption policy, and Tenant does hereby expressly release Landlord of and from any and all liability for such damages or losses, except as and to the extent the foregoing arise from, or are attributable to, the willful misconduct of the Landlord, its employees, agents, or contractors. Landlord and Tenant agree that to the extent Tenant has an insurable interest in the Leased Premises, Tenant may obtain and maintain, at Tenant’s own expense and for Tenant’s own benefit, a policy of insurance insuring said interest.

8. Utilities and Interruption of Service.

(a) Tenant shall pay for all charges for electricity associated with Tenant’s use of the Leased Premises, including without limitation, electricity for lights, heat, air conditioning, ventilation, and power, and telephone, or other communication services used, rendered or supplied upon or in connection with the Leased Premises. In the event that the Leased Premises are not separately metered for any one or more of such services, Tenant shall pay to Landlord, on a monthly basis, its proportionate share of the cost of such services as shall be reasonably determined by Landlord.

(b) Landlord shall in no way be liable for any loss, expense, or damage (whether direct or indirect) that Tenant may sustain or incur by reason of any change, failure, interference, disruption, interruption, or defect in the supply or character of the electric energy or other utility services furnished to the Leased Premises or Buildings, regardless of its duration, or if the quantity or character of the electric energy or other utility services supplied by the existing or any future provider of such electricity or other utility services is no longer available or suitable for Tenant’s requirements. Additionally, any such change, failure, interference, disruption, interruption, defect, unavailability, or unsuitability mentioned in this paragraph shall not: (i) constitute an actual or constructive eviction of Tenant, in whole or in part; (ii) entitle Tenant to any abatement or diminution of Rent, or any other costs due from Tenant pursuant to this Lease; (iii) relieve or release Tenant from any of its obligations under this Lease; or (iv) entitle Tenant to terminate this Lease. Tenant hereby waives all benefits of any applicable existing or future law permitting the termination of this Lease due to any such change, failure, interference, disruption, interruption, defect, unavailability, or unsuitability as mentioned in this paragraph.

Provided, however, that in the event any such failure or interruption in the supply of the electric energy or other utility services furnished results from the negligent or other acts or failure to act of the Landlord or its agents and continues for longer than five (5) days, Rent will abate during such period as such failure or interruption exists and Tenant is unable to use the Leased Premises for their intended purpose.

9. Landlord Services.

(a) Subject to limitations imposed by governmental rules, regulations, and guidelines applicable thereto, if any, Landlord shall provide, maintain, operate, and repair heating and air conditioning (“HVAC”) to the Leased Premises for normal comfort in office use during normal business hours (“Building Hours”), except for the date of observance of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day (collectively, the “Holidays”).

(b) Landlord shall provide, maintain, and repair existing secondary electrical wiring and transformers up to and inclusive of the distribution panels that will provide power to the Tenant’s lighting fixtures, computer and communication systems, and incidental use equipment in the Leased Premises. Tenant shall have the right, at Tenant’s cost and expense, to install: (i) uninterrupted power supply equipment (“UPS”) in the Leased Premises, and (ii) a generator to serve such UPS equipment situated in a location outside of and adjoining the Building in a location reasonably acceptable to the Landlord; Tenant shall be responsible for maintaining such UPS equipment and generator. With respect to the generator located outside the Building, Tenant shall build an enclosure acceptable to Landlord to house said generator.

(c) Landlord shall provide hot and cold water from privately owned wells for drinking, lavatory, and toilet purposes in the Leased Premises, and shall maintain and repair the facilities and plumbing in the Buildings and Leased Premises that shall supply such water.

(d) At least annually, Landlord shall cause the exterior of the windows of the Buildings to be cleaned.

10. Repair, Maintenance and Cleaning. Tenant agrees that from and after the date that possession of the Leased Premises is delivered to Tenant, and until the end of the Lease Term, it will keep neat and clean and maintain in good order, condition and repair, and in compliance with all federal, state and local statutes, ordinances, rules and regulations currently in effect or hereinafter enacted, all portions of the Leased Premises and any and all alterations or improvements made by Tenant pursuant to Paragraph 11 below; provided, however, that under no circumstances will Tenant be required to make capital or structural repairs or improvements in the Leased Premises or elsewhere in the Pineland Remainder, nor shall Tenant be responsible for the maintenance and repair of equipment and facilities in the Leased Premises. Tenant agrees to pay the costs for cleaning and janitorial services relating to the Leased Premises, which services shall be provided or caused to be provided by Tenant. Landlord shall be responsible for all structural repairs to the Buildings and the Pineland Remainder deemed necessary by Landlord, except such repairs as are made necessary by the negligence or misconduct on the Leased Premises of Tenant, Tenant’s employees, agents, customers and invitees, which shall be Tenant’s sole responsibility and expense. The maintenance and repair of all equipment in the

Leased Premises, including all heating, air conditioning, plumbing, electrical and mechanical fixtures and equipment, reasonable use and wear and damage by fire or casualty only excepted, shall be the responsibility of the Landlord.

11. Alterations, Renovations and Improvements.

(a) Tenant shall not make any alterations, renovations or improvements to the Leased Premises without obtaining Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion. Tenant shall perform all such alterations, renovations and improvements in a good, workmanlike and reasonable manner, and in accordance with all applicable laws, codes and ordinances and provided further that Tenant shall indemnify and hold Landlord harmless from and against all claims, demands, costs and mechanic’s liens which may arise as a direct or indirect result of or in connection with such alterations, renovations and improvements, and Tenant shall assume all cost, liability and responsibility for such alterations, renovations and improvements. Any and all alterations, renovations and improvements which may be made or installed by either Landlord or Tenant upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings (including, without limitation, any linoleum or other floor coverings of similar character which may be cemented or otherwise adhesively affixed to the floor) shall, at Landlord’s option, remain upon the Leased Premises, and at the expiration or termination of this Lease shall be surrendered with the Leased Premises as a part thereof without disturbance, molestation or injury. However, the usual trade fixtures and furniture, which may be installed in the Leased Premises prior to or during the term hereof at the cost of Tenant, may be removed by Tenant from the Leased Premises upon the expiration or termination of this Lease, subject to the provisions of Paragraph 14 below.

(b) Floor Load. Tenant agrees not to place a load upon the Leased Premises exceeding the load established by Landlord and not to remove any heavy items into, about, or out of the Leased Premises except in such manner and at such times as Landlord shall authorize.

12. Signs.

(a) Tenant shall not place any signs or displays within Pineland or on the exterior of or in the Leased Premises or the Buildings or any windows therein which signs or displays are visible from outside of the Buildings, without Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed. Any such signage shall be at Tenant’s sole cost and expense. Tenant shall comply with all applicable laws with respect to such signage and shall also comply with any signage standards in use at the Buildings or within Pineland.

(b) Landlord shall, at Tenant’s expense, provide appropriate designations of Tenant’s location in the Buildings in the lobby and in other convenient and reasonable locations in the Buildings.

13. Americans With Disabilities Act Compliance.

(a) Notwithstanding anything set forth herein to the contrary, on and after the Commencement Date Tenant shall be responsible for the execution of and cost for any alteration to, or removal of architectural barriers from, the Leased Premises which is necessary to comply with the Americans with Disabilities Act of 1990 (42 U.S.C. §§ 12101-12117 and 12181-12213

as may be amended from time to time) (the “Act”) and any comparable state or local law or regulation. Landlord shall provide that the Work performed pursuant to Exhibit B attached hereto will incorporate compliance with the Act.

(b) Landlord shall be responsible for the execution of and cost for any alteration to or removal of architectural barriers from the common areas of the Buildings and Pineland which is necessary to comply with the Act or any such state or local law or regulation.

14. Trade Fixtures. All trade fixtures and furniture erected on and/or attached to the Leased Premises by Tenant other than those items referred to in Paragraph 11 above, may be removed by Tenant at the termination of this Lease, provided (a) Tenant shall not then be in default in the performance of any of its obligations under this Lease, (b) such removal shall not permanently or substantially damage any portion of the Leased Premises as they existed prior to the commencement of the Lease Term, and any minor damage created by such removal shall be repaired by Tenant at Tenant’s expense prior to the expiration of the Lease Term, and (c) such removal shall be made before the expiration of the Lease Term.

15. Subletting and Assignment. Tenant shall not be entitled to assign this Lease or to sublet the Leased Premises or any portion thereof, without the prior written consent of Landlord. In the event that Landlord does give its consent to any such assignment or subletting, it is agreed that any excess of the rent or other charges payable to Tenant pursuant to such assignment or subletting over the amount of Rent owed by Tenant pursuant to this Lease shall be payable by Tenant to Landlord immediately upon receipt by Tenant. No assignment or sublease shall operate to release Tenant from any of its obligations under this Lease. Any corporate reorganization, except as provided in Paragraph 25 hereof, or merger or consolidation of Tenant into an affiliated organization or entity, or any transfer of Tenant or Tenant’s assets to an affiliate, or similar act or change in ownership or structure of Tenant shall not constitute an assignment or sublease within the meaning of this Paragraph, if such reorganization, merger, transfer, or assignment does not result in a change in the controlling ownership interest of Tenant by Energy East Corporation. Provided, however, that Tenant may assign this Lease without the Landlord’s prior consent, but upon advance notice thereto, to any current or future affiliate of Tenant. Any permitted sublease of all or any part of the Leased Premises must contain a waiver of claims against Landlord by the subtenant and require the subtenant’s insurer to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Leased Premises or the contents thereof. All waivers shall be in form and substance acceptable to Landlord.

As used herein and elsewhere in this Lease, the term “affiliate” and its derivatives shall mean any person or entity controlling, controlled by, or under common control with the Tenant through majority stock or other ownership interest, direct or indirect.

16. Indemnification, Liability, and Casualty Insurance.

(a) Tenant shall indemnify and hold Landlord harmless and, if requested by Landlord, defend Landlord with counsel reasonably satisfactory to Landlord, from and against any and all liabilities, losses, claims, causes of action, damages, costs, and expenses (including reasonable attorneys fees) incurred by or threatened against Landlord (i) arising out of any occurrence on the Leased Premises or the use of the Leased Premises by Tenant, its employees, agents, licensees, or invitees except to the extent caused by the negligence or willful misconduct of Landlord; or (ii) arising out of any omission, fault, neglect, or other misconduct of Tenant, its employees, agents, licensees, or invitees wherever occasioned except to the extent caused by the negligence or willful misconduct of Landlord. Tenant agrees that the foregoing agreement to indemnify, defend, and hold harmless extends to liabilities, losses, claims, causes of action, damages, costs and expenses (including reasonable attorneys fees) arising out of claims of Tenant’s employees without regard to any immunity, statutory or otherwise, including any immunity under the workers compensation laws of Maine or any other applicable jurisdiction. Tenant’s obligations under this paragraph shall survive the termination of this Lease for a period of one (1) year.

(b) Tenant agrees to maintain in full force during the Lease Term and any extension thereof a policy of Commercial General Liability Insurance on an occurrence or claims-made basis, with a deductible in an amount not to exceed $1,000.00, under which Tenant is named as an insured and Landlord and Landlord’s management company, CB Richard Ellis-Boulos Property Management, by an endorsement satisfactory to Landlord or provided on ISO Form 2026 (1185) or its equivalent, without modification, are named as additional insureds with respect to this Lease, in a minimum amount of One Million Dollars ($1,000,000.00) for injury or death of any one person or damage to property, and Two Million Dollars ($2,000,000.00) for injury to or death of more than one person in a single accident or occurrence (the general aggregate limit shall apply on a “per location” basis). Such policy shall contain a provision requiring that written notice be given to Landlord not less than thirty (30) days prior to cancellation, expiration or alteration of the policy. Tenant agrees to deliver to the Landlord a certificate of insurance evidencing such coverage and naming Landlord and CB Richard Ellis-Boulos Property Management as additional insureds on or before the Commencement Date and thereafter not less than thirty (30) days prior to the expiration of any such policy and at any time requested by Landlord. Landlord agrees that all or any portion of the aforementioned insurance requirements may be satisfied by the Tenant through a program of self-insurance, so long as Tenant or any guarantor of this Lease (“Guarantor”) has a sufficient net worth, as reasonably determined by Landlord, to cover the obligations of the Tenant and Guarantor under this Lease. The Landlord agrees the current net worth of the Guarantor, Energy East Corporation, is sufficient for purposes of this paragraph 16(b).

(c) Landlord agrees to maintain in full force during the Lease Term and any extension thereof, at its sole cost and expense, the following insurance coverages with insurers authorized to issue insurance in the State of Maine, rated “A-” or better by Bests:

(i) Property/Casualty Insurance to the extent of full replacement cost of the Building insuring Landlord against loss or damage by fire and lightning, and other perils covered by the broadest form of “extended coverage” or “all-risk” endorsements available in the State of Maine, including, but not limited to, damage by windstorm, explosion, aircrafts, smoke, sprinkler leakage, vandalism, malicious mischief and all other risks normally covered by these endorsements, provided that during the period of construction of the Landlord Build Out improvements set forth in Exhibit B, Landlord will provide, or will cause to be provided, builders’ risk or similar insurance to the full replacement cost thereof; and

(ii) Landlord agrees to maintain in full force during the term hereof a policy of Commercial General Liability Insurance on an occurrence basis, with a deductible in an amount not to exceed $1,000.00, under which Landlord is named as an insured, in a minimum amount of One Million Dollars ($1,000,000.00) for injury or death to any one person or damage to property, and Two Million Dollars ($2,000,000.00) for injury to or death of more than one person in a single accident or occurrence (the general aggregate limit shall apply on a “per location” basis). If requested, Landlord agrees to deliver Evidence of Insurance (in ACORD Form 27) for such insurance to Tenant at the beginning of the term hereof and thereafter not less than thirty (30) days prior to the expiration of any such policy and at any other time requested by Tenant.

17. Use and Business Operation.

(a) Tenant agrees to use and occupy the Leased Premises for the Permitted Use, and for no other object or purpose without the written consent of Landlord, and further agrees not to use the Leased Premises for any purpose deemed extra hazardous or not covered by insurance in force, without the prior written consent of Landlord. Further, Tenant agrees that it shall at all times observe the Building Rules and Regulations attached hereto as Exhibit C.

(b) Landlord acknowledges and agrees that the Leased Premises may be used by employees and consultants of Tenant’s affiliates for purposes authorized hereunder and that such use shall not constitute an assignment or sublease of the Leased Premises as provided in this Lease; provided, however, that Tenant shall be responsible for the acts of such affiliate employee’s and consultants while on the Leased Premises.

18. Permits and Licenses. Tenant agrees to maintain in full force and effect, during the Lease Term and, if applicable, any Renewal Term, at Tenant’s cost and expense, any and all federal, state and local permits, licenses and registrations necessary for the use of the Leased Premises by Tenant pursuant to Paragraph 17 hereof.

19. Right to Enter. Tenant agrees to permit Landlord or its duly authorized agents to enter on the Leased Premises during Tenant’s normal business hours, without any prior notice, to examine the condition of said Leased Premises and to show the same to prospective tenants or purchasers, provided such access to the Leased Premises shall not unnecessarily interfere with Tenant’s use of the Leased Premises or the conduct of Tenant’s business activities thereon. In the event that Landlord wishes to enter the Leased Premises at any time other than Tenant’s normal business hours, Landlord shall give Tenant such prior notice as is reasonable under the circumstances except that in case of an emergency, Landlord shall be relieved of said notice obligation.

20. Attorneys Fees. In the event either party pursues the enforcement of any provision of the Lease, or in the event of a dispute between Landlord and Tenant arising out of the Lease, the prevailing party shall be entitled to recover from the losing party the full amount of all reasonable attorney’s fees, court costs or other expenses related thereto. Such costs shall be recoverable whether or not suit is actually filed.

21. Total or Partial Destruction.

(a) If the Leased Premises shall be damaged by fire or other casualty covered by Landlord’s policies of fire and extended coverage insurance but are not thereby rendered untenantable in any part, Landlord shall cause such damage promptly to be repaired, and the Rent meanwhile shall be abated in accordance with the nature and proportion of the damage, until delivery of possession of the restored Leased Premises. If the Leased Premises shall be damaged or destroyed by a fire or casualty not covered by Landlord’s policies of fire and extended coverage insurance, or if said damage or destruction renders the Leased Premises untenantable, in whole or in part, then Landlord may, at its option, elect to repair such damage or destruction within one hundred and eighty (180) days after the occurrence of such damage or destruction, and the Rent meanwhile shall be abated in accordance with the nature and proportion of the damage, until delivery of possession of the restored Leased Premises. If Landlord does not elect to undertake such repairs, or is unable to complete such repairs within the time period specified, then either party hereto shall have the right, to be exercised by notice in writing delivered to the other party within thirty (30) days from and after either Landlord’s election not to repair or the expiration of such 180-day period, as applicable, to cancel this Lease, said cancellation to take effect thirty (30) days from and after the delivery of such notice, and in such event this Lease and the tenancy hereby created shall cease as of the aforesaid cancellation date, the Rent (which shall be abated as aforesaid) to be adjusted as of the date of delivery of said notice. In no event shall Landlord be obligated to expend for any repairs, restoration or reconstruction pursuant to this Paragraph an amount in excess of the insurance proceeds recovered by it and allocable to the damage to the Leased Premises after deduction therefrom of Landlord’s reasonable expenses in obtaining such proceeds.

(b) Landlord’s obligation to repair, restore or reconstruct the Leased Premises pursuant to the provisions of this Paragraph shall be limited to the Buildings shell and any improvements originally existing or constructed in or on the common areas and the Leased Premises by Landlord or contained therein on the Commencement Date of the Lease Term. Tenant, at Tenant’s expense, shall perform all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Leased Premises and commence doing business in accordance with the provisions of this Lease. Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith. Landlord shall not be liable to Tenant for any loss, direct or indirect, in business revenues or other incidental or consequential damages sustained by Tenant as a result of said repair, restoration or reconstruction or delays in completing said repairs, restoration or reconstruction.

(c) Tenant covenants that it will make good faith attempts to contact Landlord by telephone and by letter sent by regular mail within the time period specified herein to give notice to Landlord of any accident or damage, other than normal wear and tear, whether such damage is caused by insured or uninsured casualty, occurring in, on or about the Leased Premises within forty-eight (48) hours after Tenant has knowledge of the occurrence of such accident or damage.

22. Eminent Domain.

(a) If the Leased Premises shall be taken in whole by condemnation or right of eminent domain, either party, upon written notice to the other, shall be entitled to terminate this Lease provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. Should only a part of the Leased Premises be so taken or condemned, Landlord shall have the option after such taking or condemnation and the determination of Landlord’s award therein, to expend a portion or all of the net amount which may be awarded to Landlord in such condemnation proceedings as may be necessary to restore the Leased Premises to an architectural unit as nearly like their condition prior to the commencement of the Lease Term as shall be practicable (and the Rent meanwhile shall be abated in accordance with the nature and proportion of the taking or condemnation), or to terminate this Lease, effective thirty (30) days after notice of said termination to Tenant. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Leased Premises, Landlord may supply the amount of such insufficiency and restore the Leased Premises as above provided with all reasonable diligence, or terminate this Lease. Landlord shall notify Tenant of Landlord’s election with respect to restoration in the event of an insufficient award not later than ninety (90) days after the final determination of the amount of the award.

(b) In the event of any award for any taking of the Leased Premises in condemnation proceedings or by right of eminent domain, Landlord shall be entitled to receive and retain the amounts awarded for the Leased Premises and for Landlord’s business loss, and Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in any such condemnation proceedings because of its business loss or the taking of its trade fixtures, furniture, or other property.

(c) In the event of any such taking of the Leased Premises, the Rent, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be suspended or abated.

23. Limitation of Landlord’s Liability. In no event shall Landlord or Tenant be liable for incidental, consequential, or punitive damages. Without in any way limiting or impairing the effect of the other provisions of this Lease, it is hereby agreed that Tenant shall neither assert nor seek to enforce any claim arising out of this Lease or out of the use or occupancy of the Leased Premises, the Buildings, or other property of Landlord within Pineland against Landlord, its officers, directors, stockholders or affiliates, or any of its or their assets other than the value of Landlord’s interest in the Buildings and Landlord’s insurance coverage thereon and Tenant agrees to look solely to such interest and insurance coverage for the satisfaction of any claim arising out of this Lease or out of the use or occupancy of the Leased Premises, the Buildings, or other property of Landlord located within Pineland.

24. Waiver of Subrogation. Insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine, Landlord and Tenant agree that with respect to any loss covered by insurance then carried by them, respectively, the one carrying such insurance and suffering that loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against one another on account of such agreement even though extra premiums may result therefrom. If an extra premium is payable by Tenant or Landlord as a result of these provisions, neither party shall reimburse the other party for any such extra premium.

25. Landlord’s Remedies.

(a) It is covenanted and agreed that

(i) if Tenant shall neglect or fail to pay any amount of Rent due hereunder, or otherwise fails to perform or observe, or fails or neglects diligently to attempt to so perform or observe any of the material covenants, terms, provisions or conditions contained in this Lease and on Tenant’s part to be performed or observed within thirty (30) days after notice of default; provided, however, that if such neglect or failure is not capable of being cured within said thirty (30) day period then Tenant shall have an additional reasonable period of time, not to exceed sixty (60) days, to cure the same provided Tenant commences to cure within said thirty (30) day period and diligently and continually prosecutes the same to completion (except for payment of Rent or other charges or sums payable by Tenant, in which case said period shall be five (5) days after notice thereof and except that Landlord shall be relieved of its notice obligations under this Paragraph if it gives any such notice twice in any calendar year);

(ii) if the estate hereby created shall be taken on execution, by attachment or by other process of law, or if a petition in U.S. Bankruptcy Court shall be filed by Tenant, or if any assignment shall be made of the property of Tenant for the benefit of creditors;

(iii) if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any substantial part of Tenant’s property;

(iv) if an involuntary petition shall be filed for the reorganization of Tenant under any provisions of the Federal Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization under any provisions of the Federal Bankruptcy Code now or hereafter enacted;

(v) if Tenant is merged or consolidated with any other non-affiliated entity, or there is a transfer of a controlling interest in Tenant to a non-affiliated entity, other than as permitted in Paragraph 15 hereof; or

(vi) if Tenant ceases business operations;

then, and in any of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, terminate this lease by sending written notice of termination to Tenant, or, in accordance with Maine law, enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for collection of damages for breach of covenant, and upon entry as aforesaid or upon sending of such notice, this Lease shall terminate.

(b) Without limiting other remedies of Landlord, Tenant covenants that in case of such termination under subparagraph (a) Tenant shall, notwithstanding such termination, pay to Landlord for the remainder of the Lease Term (or Renewal Term, if applicable) on the last day of each calendar month the difference, if any, between the Rent which would have been due for such month had there been no such termination and the sum of the amount being received by Landlord as rental from the then occupants of the Leased Premises, if any. Landlord shall make reasonable efforts to secure a rental equal to the prevailing local rate for the Leased Premises. In addition, Tenant agrees to pay to Landlord as damages for any above-described breach, all costs of reletting the Leased Premises, including but not limited to commissions, attorneys fees, court costs and renovations to the Leased Premises to suit the new tenant.

(c) If Tenant shall default in the performance or observance of any covenant, agreement, or condition in this Lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure any such default as provided herein, Landlord may, at its option, without waiving any claim for damages for breach of this Lease, at any time thereafter, cure such default. Any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to immediately reimburse Landlord therefor, as additional Rent, or save Landlord harmless therefrom.

(d) Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform, or failed diligently to attempt to perform, such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

26. Landlord’s Right to Sell or Mortgage Fee.

(a) Nothing contained in this Lease shall limit or curtail Landlord’s right to sell, mortgage, or otherwise deal with its fee interest in the Leased Premises, or affect Landlord’s right to assign the net Rent payable under this Lease either as further collateral security under a fee mortgage or otherwise. Any such assignment of Rent shall be honored by Tenant.

(b) Landlord represents and warrants that, as of the effective date of this Lease and the Commencement Date, Landlord owns the fee interest in the Buildings, Pineland, and the Leased Premises, free and clear of any liens or mortgages. Landlord shall provide Tenant with written notice of any sale, mortgage, or other transaction involving Landlord’s fee interest in the Leased Premises, as well as any assignment of net Rent under this Lease.

27. Notices. All notices required to be given pursuant to this Lease, to be effective, shall be in writing and must be given only by one of the following methods: by hand or by certified mail, postage prepaid, return receipt requested, or by a reputable courier service which provides written evidence of delivery to the following addresses:

(i)	To Tenant at the Leased Premises:

with a copy to:

Energy East Management Corporation

Corporate Drive, Kirkwood Industrial Park

Binghamton, New York 13902

Attention: Managing Attorney

(ii)	To Landlord at:

October Corporation

Three Canal Plaza

Portland, ME 04101

with a copy to:

CB Richard Ellis-Boulos Property Management

One Canal Plaza

Portland, Maine 04101

Any notice given pursuant to this Paragraph shall be deemed to have been given upon delivery (if delivered by hand), one (1) day after depositing the same with the courier service (if sent by overnight courier service) or three (3) days after when postmarked (if sent by mail), in accordance with the requirements of this Paragraph. Either party may, by such manner of notice, substitute persons or addresses for notice other than those listed above.

28.

(a) At any time, and from time to time, upon the written request of Landlord or any mortgagee, Tenant, within ten (10) business days of such written request, agrees to execute, acknowledge and deliver to Landlord and/or mortgagee, without charge, an estoppel certificate which shall contain (i) a certification that this Lease is unmodified and in full force and effect or, if modified, a statement of the nature of any such modification and a certification that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges payable by Tenant are paid in advance, if any, and (iii) an acknowledgment that there are not, to Tenant’s knowledge, any uncured events of default on the part of Landlord hereunder, or a specification of such events of default if any are claimed by Tenant. Tenant’s failure to deliver such certificate within the time frame set forth above shall, at Landlord’s option, be conclusive proof that this Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance of Landlord’s obligations under this Lease, and that not more than one month’s Rent and other charges payable hereunder has been paid in advance.

(b) If Landlord desires to finance, refinance, or sell the Buildings, or Pineland, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord copies of Tenant’s most current publicly filed financial statements, or, if Tenant is not a publicly traded company, copies of financial statements containing such information as Tenant would be required to report for Tenant’s most-current fiscal year by governmental law or regulation if Tenant were a publicly traded company. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

29. Hazardous Waste. Tenant covenants and agrees that it will permit no hazardous or toxic waste, substance, material or matter, as those terms may be defined from time to time by applicable state, local or federal law to be brought, used, maintained or stored upon the Leased Premises. Subject to the waiver contained in Paragraph 23, Tenant hereby covenants and agrees to protect, exonerate, defend, indemnify and save Landlord harmless from and against any and all loss, damage, cost, expense or liability, including reasonable attorneys fees, court costs and clean-up costs, and including but not limited to, such loss, damage, cost, expense or liability based on personal injury, death, loss or damage to property suffered or incurred by any person, corporation or other legal entity, which may arise out of the removal or clean-up of any such waste, substance, material or matter placed upon or within the Leased Premises by Tenant, whether or not in violation of law, or as the result of a breach by Tenant of Tenant’s obligations under this Paragraph.

30. Subordination. This Lease, at Landlord’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Buildings and/or Pineland and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease made prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof. Tenant agrees to execute documents in a form reasonably acceptable to Tenant as are required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

31. Miscellaneous Provisions.

(a) Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(b) Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws in effect in the State of Maine as those laws may be amended from time to time.

(c) Paragraph Headings. The Paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

(d) Interpretation. Whenever in this Lease provision is made for the doing of any act by any party, it is understood and agreed that said act shall be done by such party at its own cost and expense, unless a contrary intent is expressed.

(e) Entire Agreement; Binding Effect. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof. All rights, obligations and liabilities contained herein given to, or imposed upon, Landlord and Tenant shall extend to and bind the several respective administrators, trustees, receivers, legal representatives, successors, heirs and permitted assigns of Landlord and Tenant, and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

(f) Compliance with Laws. Subject to the remaining terms of this Lease, Tenant agrees to abide by and comply with all federal, state and local statutes, ordinances, rules and regulations applicable to Tenant’s use of the Leased Premises; provided, however, that under no circumstances will Tenant be required to make any structural or capital repairs or improvements to the Leased Premises in order to comply with this obligation. To the extent Tenant is authorized by the Landlord to use the Leased Premises for purposes other than for general office purposes, it is the responsibility of Tenant to determine all zoning information and secure all necessary permits and approvals for such proposed use of the Leased Premises. Landlord represents and warrants that, as of the effective date of this Lease and the Commencement Date, the Leased Premises are suitable for use for general office purposes.

(g) Basic Lease Information. The Basic Lease Information and Definitions form of even or near date accompanying this Lease is incorporated into and made a part of this Lease.

(h) Language. Words of any gender used in this instrument shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(i) Memorandum of Lease. Landlord and Tenant agree that this Lease shall not be recordable. Landlord and Tenant shall, at the request of either of them, execute, acknowledge and deliver a Memorandum of Lease in recordable form for recording in the

Cumberland County Registry of Deeds. The requesting party shall bear the expense of recording the Memorandum of Lease. The Memorandum of Lease shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions hereof. Landlord and Tenant shall, at the request of either of them, enter into an agreement in recordable form setting forth the actual commencement and termination dates of this Lease. Landlord and Tenant also agree to execute affidavits in recordable form with respect to the actual termination date of this Lease, if it should be terminated prior to the end of the original term.

(j) Timeliness of Landlord’s Notices. Landlord’s failure during the Lease Term to prepare and deliver any of the statements, notices or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the Lease Term.

32. Force Majeure. In any case where either party is required to perform any act pursuant to this Lease, except for Tenant’s monetary obligations hereunder, the time for the performance thereof shall be extended by a period of time equal to the period of any delay caused by or resulting from an act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of energy, labor, materials, or equipment, system failures or other problems with the Leased Premises or Pineland, government regulations, or delays caused by one party to the other, whether such period be designated by a fixed date, a fixed time, or as a reasonable date or time.

33. Landlord’s Additional Rights. In addition to all other rights that the Landlord has under this Lease and applicable law, and not by way of limitation, Landlord shall have the following rights:

(a) To decorate and to make inspections, repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Buildings, or any part thereof. To alter, improve, relocate or eliminate entranceways, approaches, sidewalks, service areas, driveways, parking areas, trails, access roads and other common areas used in connection with Pineland, the Buildings, or the Leased Premises, so long as Landlord does not materially interfere with Tenant’s ability to use or occupy the Leased Premises. To enter upon the Leased Premises for such purposes and, during the continuance of any such work, to temporarily close doors, entryways, common and public areas, and corridors in the Buildings; to interrupt or temporarily suspend Buildings and/or Pineland services and facilities; and to change the arrangement and location of sidewalks, driveways, parking areas, access roads, entrances or passageways, doors and doorways, corridors, elevators, stairs, restrooms or other public or common areas of the Buildings and/or Pineland. If any activity, interruption or suspension contemplated by this paragraph continues for longer than seven (7) days, Rent will abate during the period any such activity, interruption or suspension exists and Tenant is unable to occupy the Leased Premises due to such activity, interruption or suspension;

(b) To take such reasonable measures as Landlord deems advisable for the security of Pineland and the Buildings and its occupants, including without limitation searching all persons entering or leaving Pineland and/or the Buildings; evacuating the Buildings for cause, suspected cause, or for drill purposes; temporarily denying access to Pineland and/or the

Buildings; and closing Pineland and/or the Buildings after normal business hours and on Saturdays, Sundays, and holidays, subject, however to Tenant’s right to enter when Pineland and/or the Buildings is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving Pineland and/or the Buildings, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave Pineland and/or the Buildings; and

(c) To change the name by which the Buildings and/or Pineland is designated.

34. Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and performing the material covenants of this Lease on its part to be performed, shall peaceably and quietly hold and enjoy the Leased Premises for the term aforesaid and any extension or renewal thereof, subject and subordinate to all provisions of this Lease, without interference by any persons or entities claiming by or through the Landlord.

35. Parking. Landlord grants Tenant a non-revocable license during the Lease Term to use up to two hundred (200) parking spaces in the Pineland parking lots. Tenant’s use of the parking spaces shall be subject to any and all reasonable rules and regulations now existing or hereafter enacted by Landlord for the use of the parking lots, provided, however, that at no time shall Tenant be required to pay any fee or rent for the use of the parking spaces. Tenant acknowledges and agrees that Tenant will not have any designated or assigned parking spaces in the parking lots.

36. Brokerage Commission. Landlord has entered into a separate brokerage commission agreement with CB Richard Ellis-The Boulos Company. Tenant represents that it has not had any dealings with brokers or agents in connection with the negotiations of this Lease other than CB Richard Ellis-The Boulos Company. Each party warrants and represents to the other that no brokerage commission is due to any person, firm, or entity with respect to this Lease except as set forth above and each party agrees to indemnify and hold the other party harmless with respect to any judgment, damages, legal fees, court costs, and any and all liabilities of any nature whatsoever arising from a breach of said representation.

37. Waiver of Jury Trial. Landlord and Tenant waive the right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver provision.

38. Condition Precedent and Tenant’s Right of Termination. Anything in this Lease to the contrary notwithstanding, Tenant may terminate this Lease and all obligations and agreements binding upon the Tenant in this Lease, upon ten (10) days’ prior written notice to the

Landlord, if (i) the Maine Public Utilities Commission (“MPUC”) fails to issue a final order by the Commencement Date specifically granting the relief requested by Central Maine Power Company in its application in the proceeding entitled “CENTRAL MAINE POWER COMPANY, Request for Approval of Reorganization and of Affiliated Interest Transactions to Create Energy East Shared Services Corporation,” (Docket No. 2003-321) (hereinafter the “Proceeding”) on terms acceptable to the Tenant in it sole and absolute discretion, or (ii) if the final order in the Proceeding, whenever issued by the MPUC, is unsatisfactory to the Tenant as determined in Tenant’s sole and absolute discretion. Upon the effective termination date, this Lease and all obligations and agreements contained herein shall terminate without any further liability on the part of either party hereto; provided, however, in the event of such termination, Tenant shall reimburse Landlord for all costs, including the Construction Allowance and Excess Costs, related to completing the Work set forth in Exhibit B-1.

39. Exhibits. Tenant acknowledges that it has read and understands the meaning and ramifications of the terms and conditions set forth in Exhibits A, A-1, B, B-1, C and D.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or caused this Lease to be executed by the duly authorized undersigned representatives as an instrument under seal as of the day and year first written above.

WITNESS:	LANDLORD:

OCTOBER CORPORATION

/s/ Elizabeth C. Flaherty	By:	/s/ Owen W. Wells
Owen W. Wells
Its President

TENANT:
ENERGY EAST MANAGEMENT CORPORATION

/s/ Kenneth Jasinski	By:	/s/ Wesley W. von Schack
Printed Name: Wesley W. von Schack
/s/ Richard R. Benson		Its: President & CEO

Exhibit A

Durham Hall
52 Farm View Drive
FIRST FLOOR

SUITE 102

SUITE 101

OPEN OFFICE
OPEN OFFICE 017
OPEN OFFICE 007
OPEN OFFICE 012
OPEN OFFICE

Durham Hall
52 Farm View Drive
SECOND FLOOR

SUITE 202

SUITE 201

OPEN OFFICE
OPEN OFFICE
OPEN OFFICE
OPEN OFFICE
OFFICE 107
OFFICE
OPEN OFFICE
CONFERENCE ROOM 120

SUITE 203

Freeport Hall
70 Farm View Drive
FIRST FLOOR

SUITE 102
SUITE 101

Freeport Hall
70 Farm View Drive
SECOND FLOOR

SUITE 202
SUITE 201
OPEN OFFICE
OPEN OFFICE
117
OPEN OFFICE
OPEN OFFICE
OPEN OFFICE
OPEN OFFICE
110
SUITE 203

EXHIBIT A-1
PINELAND

PINELAND ENTRANCE
TENNIS COURTS
CAMPUS DRIVE
PINELAND DRIVE
YARMOUTH DRIVE
P PARKING AREAS
BUILDING LEGEND
1 DURHAM HALL
2 FREEPORT HALL
3 MAINTENANCE BUILDING AND GARAGE
4 RAYMOND HALL
5 POLAND HALL
6 CUMBERLAND HALL
7 ATHLETIC CENTER
8 WINDHAM HALL
9 YARMOUTH HALL
10 LISBON HALL
11 NEW GLOUCESTER HALL
12 POWNAL HALL
13 GRAY HALL
14 LEWSTON HALL
15 BRUNSWICK HALL
16 AUBURN HALL
17 PORTLAND HALL
18 THE COMMONS
19 CONFERENCE CENTER
20 SAD 15 B. DUNN SCHOOL

A-1-1

EXHIBIT “B”

LANDLORD BUILD OUT

1. Except as set forth in this Exhibit and the Lease, Tenant accepts the Leased Premises in their “as is” condition on the date of this Lease.

2. Landlord will build out the Leased Premises in accordance with the space plan heretofore approved by Landlord and Tenant, as outlined on Exhibit “B-1” (the “Space Plans”), and in accordance with Landlord’s standard finishes for the Building (the “Work”).

3. If a delay in the performance of the Work occurs (a) because of any change by Tenant, (b) because of any specification by Tenant of materials or installations in addition to Landlord’s standard finish-out materials, or (c) if Tenant otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant’s obligation to pay Rent hereunder shall commence on the scheduled Commencement Date. If the Leased Premises are not ready for occupancy and the Work is not substantially completed (as reasonably determined by Landlord) on the scheduled Commencement Date for any reason other than the reasons specified in the immediately preceding sentence, then the obligations of Landlord and Tenant shall continue in full force and Rent shall be abated until the date the Work is substantially completed, which date shall be the Commencement Date.

4. Landlord shall bear the entire cost of performing the Work depicted on Exhibit B-1, provided the same shall not exceed $913,695.00 ($15.00 per SF) (the “Construction Allowance”). Landlord shall advise the Tenant in writing in the event the entire cost of performing the Work depicted on the Space Plans is anticipated to exceed the Construction Allowance. In such event, the Tenant may elect to either (i) amend the Space Plans, subject to the Landlord’s approval, to reduce the cost of such Work to an amount which does not exceed the Construction Allowance, or (ii) in the event such cost exceeds the Construction Allowance, pay the difference by depositing such excess amount with Landlord prior to commencement of the Work. Tenant shall bear the entire cost in excess of the Construction Allowance (“Excess Cost”) incurred by Landlord in performing the Work because, (i) of an event specified in Section 3(a), (b), or (c) of this Exhibit, or (ii) the cost of performing the Work in accordance with the Space Plans exceeds the Construction Allowance. Tenant shall pay the Landlord an amount equal to 50% of the estimated Excess Cost to perform the Work as a result of any change to the Space Plans at the time of such change; Tenant shall pay to Landlord the remaining portion of Excess Cost incurred in performing the Work because of an event specified in Sections 3(a), (b), or (c) of this Exhibit upon substantial completion of the Work. In the event that the entire cost of performing the Work depicted on Exhibit B-1 is less the Construction Allowance, the difference between the actual entire cost and the Construction Allowance (the “Build Out Savings”) shall be available to Tenant for personal property and other expenses related to its lease of the Leased Premises; Landlord agrees to pay the Build Out Savings to Tenant or its designee, in whole or in part, within five (5) days following Tenant’s request therefore accompanied by a statement that Tenant intends to use the requested Build Out Savings for purposes related to its lease of the Leased Premises.

5. Landlord agrees to repair, replace, restore or rebuild any of the Work in which defects in material or workmanship may appear or to which damage may occur because of such defects, during the one (1) year period following the Commencement Date.

B-1

Exhibit B-1

A1
GROUND FLOOR PLAN
SR. EXECUTIVE OFFICES =0
EXECUTIVE OFFICES = 2
MANAGER OFFICES = 6
WORKSTATIONS = 16
SM
RT
ENERGY EAST MANAGEMENT CORP.
DURHAM HALL
GROUND
FLOOR PLAN
GENERAL NOTES:

B-1-1

B-1-2

Exhibit B-1

A1
GROUND FLOOR PLAN
SR. EXECUTIVE OFFICES = 0
EXECUTIVE OFFICES = 0
MANAGER OFFICES = 4
WORKSTATIONS = 27
SMRT
ENERGY EAST SHARED SERVICES
FREEPORT HALL
GROUND
FLOOR PLAN

B-1-3

Exhibit B-1

FIRST FLOOR PLAN
SR. EXECUTIVE OFFICES = 0
EXECUTIVE OFFICES = 2
MANAGER OFFICES = 9
WORKSTATIONS = 99
GENERAL NOTES:
SM RT
ENERGY EAST SHARED SERVICES
FREEPORT MALL
FIRST
FLOOR PLAN

B-1-4

EXHIBIT “C”

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Leased Premises, the Building and Pineland:

1. Access roads, driveways, sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be placed within Pineland or painted or affixed on or to any windows or doors or other part of the Building without prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the building standard window treatments.

4. Landlord shall provide and maintain a directory for all tenants in the main lobby of the Building. Landlord shall provide and install, at tenant’s cost, all letters and numerals on the door or doors to the tenants’ premises. All such letters and numerals shall be in building standard graphics and no other graphics shall be used or permitted in connection with the tenant’s premises unless approved in writing by Landlord.

5. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks or replace or recard any locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of cards to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof. Tenant shall designate up to two (2) security representatives who shall each have authority to provide Landlord with the names and security clearances of employees working on the Leased Premises to enable Landlord to provide access cards to such employees; Tenant may change the identity of a security representative upon notice to the Landlord given in accordance with the Lease. Landlord agrees to process Tenant request(s) for access cards within sufficient time so as not to substantially disrupt Tenant’s or its employee(s)’ access to the Leased Premises.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. To the extent the Building contains a loading dock or docks, Landlord may require tenants to utilize such loading dock or docks for the movement in and out of the Building of furniture and office equipment or the receipt or dispatch by tenants of any bulky material, merchandise or materials. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9. Tenant shall cooperate with Landlord’s employees or agents in keeping the Leased Premises neat and clean. In the event Tenant is responsible for providing cleaning and janitorial services to the Leased Premises, Tenant shall not employ any person for the purpose of such cleaning other than one approved by Landlord.

10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased premises except by persons approved by Landlord. Canvassing, soliciting and peddling in the Building and Pineland is prohibited and each tenant shall cooperate to prevent the same.

11. Tenant shall not make or permit its officers, employees, agents, invitees and visitors to make any improper, objectionable or unpleasant noises or odors in the Building or otherwise create any nuisance, annoy, disturb or interfere in any way with, other tenants or persons having business with them.

12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant in its leased premises without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas, regardless of whether such loss occurs when the area is locked against entry or not.

14. For purposes of the Building, normal business hours will be from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. through 1:00 p.m. on Saturday. Heating or air conditioning service at hours other than normal business hours shall be paid for by the Tenant. HVAC shall meet the ASHRAE standards for comfort, excluding humidification.

15. Landlord shall provide Class ABC type fire extinguishers per code.

16. Smoking of any kind shall not be permitted in the Building.

17. Admittance to the roof of the building is done only upon the written consent of Landlord.

18. If Tenant desires communications cabling, alarm or other utility or service connections installed or changed, such work shall be done at the expense of the Tenant, with the prior written approval and under the direction of the Landlord.

19. Landlord has the right, but not the obligations, to restrict Tenant from bringing into the Building or Pineland, or keeping on the Leased Premises, any weapon including but not limited to firearms, knives and similar items.

20. Landlord shall have the right to make such further rules and regulations as it deems reasonably necessary, provided they are uniformly promulgated and applied against all tenants of the Building, and further provided that: (i) Tenant’s prior written consent will be required before Tenant is obligated to comply with any rule or regulation that will result in payment of money or fees by Tenant (other than rules and regulations required by law), and (ii) Landlord shall provide Tenant with reasonable advance notice under the circumstances, but never less than thirty (30) days prior written notice, of any new rule or regulation binding upon the Tenant.

EXHIBIT “D”

52 AND 70 FARM VIEW DRIVE

NEW GLOUCESTER, MAINE

DECLARATION OF LEASE COMMENCEMENT DATE

Attached to and made a part of the Lease dated the 7th day of June, 2003 entered into by and between October Corporation (“Landlord”) and Energy East Management Corporation (“Tenant”) for certain premises at 52 and 70 Farm View Drive, New Gloucester, Maine (the “Leased Premises”).

Landlord and Tenant do hereby declare that possession of the Leased Premises was accepted by Tenant on the 28th day of October, 2003 and the Lease is now in full force and effect. Tenant acknowledges that Landlord has fulfilled all of its obligations under the Lease that are required prior to possession of the Premises. The Commencement Date of the Lease is hereby established as October 1, 2003. The Lease Term shall terminate on September 30, 2013.

WITNESS:		WITNESS:

LANDLORD:		TENANT:

OCTOBER CORPORATION		ENERGY EAST MANAGEMENT CORPORATION

By:	/s/ Owen W. Wells	By:	/s/ Robert E. Rude
	Owen W. Wells		Printed Name: Robert E. Rude
	Its President		Its: Vice President & Controller

D-1

GUARANTY

GUARANTY, dated as of July 7, 2013 (herein, together with all amendments, modifications and supplements hereto, called this Guaranty), from ENERGY EAST CORPORATION, a New York corporation (herein, together with any corporation succeeding thereto by consolidation, merger or acquisition of its assets substantially as an entirety, the “Guarantor”), at P.O. Box 12904, Albany, New York 12212-2904, to OCTOBER CORPORATION, a Maine nonprofit corporation, having an office at Portland, Maine (the “Lessor”).

The Lessor has leased approximately 60,913 square feet of rentable area being all of the buildings known as Durham Hall and Freeport Hall located at 52 and 70 Farm View Drive in the complex known as Pineland, New Gloucester, Maine shown or described in Schedule A hereto (the “Leased Premises”), to Energy East Management Corporation, a wholly-owned subsidiary of the Guarantor (herein, together with any corporations succeeding thereto by assignment, consolidation, merger or acquisition of their assets substantially as an entirety, the “Lessee”), pursuant to a Lease, dated as of the date hereof (herein, together with all amendments, modifications and supplements thereto and any memoranda or short forms thereof entered into for the purpose of recording, registration and/or filing, collectively called the “Lease”), between the Lessor and Lessee.

The execution and delivery of this Guaranty by the Guarantor is an inducement to the Lessor to enter into the Lease.

NOW, THEREFORE, in consideration of the premises, the Guarantor agrees with the Lessor as follows:

1. The Guarantor unconditionally and irrevocably guarantees that all sums, actual or contingent, stated in the Lease to be payable by the Lessee thereunder during the Lease Term will be promptly paid in full when due, in accordance with the provisions thereof, and that Lessee will perform and observe each and every covenant, agreement, term and condition in such Lease to be performed or observed by such Lessee during the Lease Term of such Lease and until time for performance of all provisions thereof shall have lapsed, whether during the Lease Term or thereafter. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such sums, or any part thereof, shall not be paid promptly when due, the Guarantor will immediately pay the same to the person or persons entitled thereto pursuant to the provisions of such Lease, subject to Lessee’s defense to such payment under the Lease or at law. Upon Lessee’s failure to perform or observe any covenant, agreement, term or condition in a Lease to be performed or observed by Lessee in violation of the terms of the Lease, the Guarantor will promptly perform and observe the same and cause the same promptly to be performed or observed. For the purposes of this Guaranty, the Lease and all of the obligations of the Lessee thereunder shall be deemed to continue regardless of the termination of the Lease: (i) as a result of the rejection or disaffirmance of the Lease by the Lessee or Lessee’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditor’s rights, (ii) by operation of law, or (iii) for any other reason without the express written consent of the Lessor to such termination.

2. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of the Guarantor:

(a) the waiver by the Lessor of the performance or observance by Lessee of any of the agreements, covenants, terms or conditions contained in the Lease;

2

(b) the extension, in whole or in part, of the time for payment by Lessee of any sums owing or payable under the Lease, or of any other sums or obligations under or arising out of or on account of the Lease;

(c) any assignment of the Lease or subletting of the Leased Premises or any part thereof;

(d) the amendment, modification or supplement (whether material or otherwise) of any of the obligations of the Lessee under the Lease;

(e) the doing or the omission of any of the acts referred to in the Lease (including, without limitation, the giving of any consent referred to therein);

(f) any failure, omission or delay on the part of the Lessor to enforce, assert or exercise any right, power or remedy conferred on or available to the Lessor in or by the Lease, or any action on the part of the Lessor granting indulgence or extension in any form;

(g) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding, affecting the Lessee or any of its assets; or

(h) the transfer of title to the Leased Premises.

3. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by the Lessee.

4. This Guaranty may not be amended, modified or supplemented except by a written agreement duly executed by the Guarantor with the consent in writing of the Lessor.

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5. It is agreed that the liabilities and obligations of the Guarantor hereunder are 3 primary, and are enforceable either before, simultaneously with or after proceeding against the Lessee or against any property or security available to the Lessor, but subject at all times to the Lessee’s defenses pursuant to the Lease and at law.

6. The Guarantor covenants and agrees to pay all expenses and fees, including reasonable attorney’s fees, that may be incurred by the Landlord, or Landlord’s successors or assigns, in connection with successfully enforcing any of the terms and provisions of this Guaranty.

7. Any notice, demand or other communication required or permitted under this Guaranty shall be in writing and given by hand delivery, facsimile, overnight courier, or United States mail. All notices shall be properly addressed to the recipient, with all postage and other charges being paid by the party giving notice. Notices shall be effective when actually received by the party being notified. The addresses of the parties for purposes of notice are as follows:

If to Guarantor:

ENERGY EAST CORPORATION

P.O. Box 12904

Albany, New York 12212-2904

Attn: General Counsel (Re: Pinelands Lease)

If to Lessor:

OCTOBER CORPORATION

Three Canal Plaza

Portland, ME 04101

Either party may change its address by giving ten (10) days’ advance written notice to the other party.

8. Capitalized terms used herein without definition herein have the meanings ascribed thereto in the Agreement.

4

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date and year first above written.

GUARANTOR:

ENERGY EAST CORPORATION

By:	/s/ Robert D. Kump
Name:	Robert D. Kump
Title:	V.P., Treasurer & Secretary

LESSOR:

OCTOBER CORPORATION

By:	/s/ Owen W. Wells
Name:	Owen W. Wells
Title:	President

5